EXHIBIT 23.2

                                                            ARTHUR ANDERSEN LOGO

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated February 29, 2000, except for the matter discussed in Note 1, as to which the date is March 6, 2000 of our audit of the financial statements of VST Technologies, Inc. as of December 31, 1998 and 1999 and for the three years then ended, which report is included in this Form 8-K/A, into SmartDisk Corporation's previously filed Registration Statement on Form S-8 (File No. 333-91341).

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 8, 2000